EXHIBIT 99.1
PRESS RELEASE

FLEX ANNOUNCES RECORD AND DISTRIBUTION DATES FOR NEXTRACKER SPIN-OFF AND RELATED SINGAPORE HIGH COURT APPROVAL
Austin, Texas, December 18, 2023 – Flex (NASDAQ: FLEX) today announced that it has declared December 29, 2023 as the record date for its previously announced spin-off of all of its remaining interest in Nextracker Inc. (“Nextracker”) to Flex shareholders on a pro rata basis and January 2, 2024 as the distribution date for the spin-off.
The spin-off will be effected pursuant to a distribution of shares of the common stock of Yuma Inc., a wholly-owned subsidiary of Flex (“Yuma”), to the holders of Flex ordinary shares, with each Flex shareholder as of the record date receiving one share of Yuma common stock for each Flex ordinary share held. Immediately following the distribution, Yuma will merge with and into a wholly-owned subsidiary of Nextracker. As consideration in the merger, Flex shareholders are expected to receive approximately 0.17 shares of Nextracker Class A common stock for every share of Yuma common stock held as of immediately prior to the merger. Flex shareholders will receive cash in lieu of fractional shares. Flex expects both the distribution and the merger to be completed on January 2, 2024.
Earlier today, Flex obtained the approval of the High Court of Singapore necessary to complete the distribution of Yuma common stock to Flex shareholders under applicable Singapore law.
As previously disclosed, Flex shareholders have approved the distribution of Yuma common stock at an extraordinary general meeting of Flex shareholders held on November 20, 2023. Accordingly, no further action is required by Flex shareholders in order to approve the distribution or receive shares of Nextracker Class A common stock.
The distribution and the merger will be effected pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), entered into by Flex and Nextracker on February 7, 2023, and disclosed in connection with Nextracker’s previously completed initial public offering. The dates set forth above may be delayed subject to satisfaction or waiver of the conditions set forth in the Merger Agreement.
Flex shareholders are urged to consult their financial and tax advisors regarding the particular consequences of the distribution and merger in their situation, including the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws.
Information regarding the distribution and merger can be found in the Registration Statement on Form S-4 filed by Nextracker with the Securities and Exchange Commission (“SEC”) on October 25, 2023 and declared effective on October 27, 2023, and in other documents that Flex and Nextracker file with the SEC.
Advisors
J.P. Morgan Securities LLC is serving as Flex’s financial advisor and Sidley Austin LLP is serving as Flex’s legal advisor in connection with the spin-off.

About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts
Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com
Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com
Forward-Looking Statements
This communication contains certain statements about Flex and Nextracker that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding Flex’s and Nextracker’s respective businesses, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on Flex and Nextracker of the proposed business combination and related transactions (the “Transactions”) involving Flex and Nextracker, the anticipated timing and benefits of the Transactions, Flex’s and Nextracker’s respective anticipated financial results, and all other statements in this communication that are not historical facts. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in Flex’s and Nextracker’s respective periodic reports filed from time to time with the SEC, the Registration Statement referred to above, and other documents filed by Flex or Nextracker, as applicable, with the SEC. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither Flex nor Nextracker undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements.